Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) between Alterra Capital Holdings Limited, a Bermuda company (the “Company”), and W. Marston Becker (the “Executive”) is entered into as of this 26th day of February 2013.

RECITALS

WHEREAS, the Company and the Executive previously entered into the employment agreement, dated as of June 1, 2011 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements herein contained, the parties agree as follows:

1.	Clause (a) of the third paragraph of Section 3.8 of the Employment Agreement is hereby amended in its entirety as follows:

“(a) Severance pay in the aggregate amount of two and one-half times the sum of (i) Executive’s Base Salary plus (ii) the greater of (A) the Annual Cash Bonus for the immediately preceding calendar year and (B) the target Annual Cash Bonus for the then current calendar year, which shall be paid in 12 equal monthly installments beginning on the Company’s first payroll date following the 65th day after the Termination Date; provided, that, notwithstanding any of the foregoing to the contrary, if such termination occurs during the 2013 calendar year, the amount of the severance pay shall be equal to two and one-half times the sum of (x) Executive’s Base Salary plus (y) the target Annual Cash Bonus for the 2013 calendar year;”

2.	Except as set forth in this Amendment, all provisions, terms and conditions in the Employment Agreement remain unmodified and in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects.

3.	The Employment Agreement, as amended by the terms of this Amendment, supersedes the prior terms of the Employment Agreement.

4.	This Amendment may be executed in duplicate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

5.	This Amendment will be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

ALTERRA CAPITAL HOLDINGS LIMITED

By:
Name:
Title:

EXECUTIVE

W. Marston Becker